Exhibit 99.1
STRYKER REPORTS SECOND QUARTER 2026 OPERATING RESULTS

Portage, Michigan - July 30, 2026 - Stryker (NYSE:SYK) reported operating results for the second quarter of 2026:
Second Quarter Results
•Reported net sales increased 9.4% to $6.6 billion
•Organic net sales increased 9.0%
•Reported operating income margin of 25.2%
•Adjusted operating income margin(1) increased 170 bps to 27.4%
•Reported EPS increased 44.1% to $3.30
•Adjusted EPS(1) increased 17.9% to $3.69

	Second Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	9.7%	0.5%	9.2%	—%	9.2%
Orthopaedics	9.1	0.4	8.7	0.1	8.6
Total	9.4%	0.4%	9.0%	—%	9.0%
“We made significant progress in our recovery from the cyber incident, delivering strong growth in sales, earnings per share and operating cash flow in the second quarter,” said Kevin A. Lobo, Chair and CEO. “As we have seen in the past, the resilience of our teams when faced with challenges was once again on display. With our steady cadence of innovation and disciplined operational execution, we enter the second half of 2026 with regained momentum and remain confident in our ability to grow at the high end of MedTech.”
Sales Analysis
Consolidated net sales of $6.6 billion increased 9.4% in the quarter and 9.0% in constant currency. Organic net sales increased 9.0% in the quarter from increased unit volume.
MedSurg and Neurotechnology net sales of $3.6 billion increased 9.7% in the quarter and 9.2% in constant currency. Organic net sales increased 9.2% in the quarter including 9.1% from increased unit volume and 0.1% from higher prices.
Orthopaedics net sales of $3.0 billion increased 9.1% in the quarter and 8.7% in constant currency. Organic net sales increased 8.6% in the quarter from increased unit volume.
Earnings Analysis
Reported net earnings of $1.3 billion increased 44.3% in the quarter. Reported net earnings per diluted share of $3.30 increased 44.1% in the quarter. Reported gross profit margin and reported operating income margin were 68.3% and 25.2% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, structural optimization and other special charges, goodwill and other impairments, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 66.0% in the quarter, and adjusted operating income margin(1) was 27.4% in the quarter. Adjusted net earnings(1) of $1.4 billion increased 17.6% in the quarter. Adjusted net earnings per diluted share(1) of $3.69 increased 17.9% in the quarter.
2026 Outlook
We are narrowing our full year 2026 guidance and now expect organic net sales growth(2) in the range of 8.3% to 9.3% and adjusted net earnings per diluted share(2) in the range of $14.95 to $15.10. Our sales guidance includes a modestly positive pricing impact. Additionally, foreign exchange is expected to have a slightly favorable impact on both sales and adjusted net earnings per diluted share(2) should rates hold near current levels.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of structural optimization and other special charges, acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Thursday, July 30, 2026
As previously announced, we will host a conference call on Thursday, July 30, 2026 at 4:30 p.m., Eastern Time, to discuss our operating results for the quarter ended June 30, 2026 and provide an operational update.
Please register for this conference call at: https://stryker-2q2026-earnings.open-exchange.net. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, we suggest registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of our website at www.stryker.com. For those not planning to ask a question of management, we recommend listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available on our website up to one year from the time of the earnings call.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to: weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; geopolitical risks, including from tariffs and the potential for further changes in trade policies and international conflicts, which have led to and could continue to lead to, among other things, increased market volatility; pricing pressures generally, including cost-containment measures that have adversely affected and could in the future adversely affect the price of or demand for our products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect approval of new products by the United States Food and Drug Administration and foreign regulatory agencies; inflationary pressures; increased interest rates or interest rate volatility; supply chain disruptions; changes in labor markets; changes in coverage and reimbursement levels from third-party payors; changes in the competitive environment; breaches, failures or other disruptions of our or our vendors’ or customers’ information technology systems or products resulting from cyber-attack, data leakage, unauthorized access or theft, including the cybersecurity incident first reported on March 11, 2026; a significant increase in product liability claims; the ultimate total cost with respect to recall-related and other regulatory and quality matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of legislation to reform the healthcare system in the United States or other countries; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes; our ability to realize any anticipated cost savings; risks relating to climate change or other environmental, social and governance and sustainability related matters; and the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements, except to the extent required by law.
Stryker is a global leader in medical technologies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in MedSurg, Neurotechnology and Orthopaedics that help improve patient and healthcare outcomes. Alongside our customers around the world, we impact more than 150 million patients annually. More information is available at www.stryker.com.

For investor inquiries:
Nick Mead, Vice President, Investor Relations at 269-385-2600 or nick.mead@stryker.com

For media inquiries:
Kim Montagnino, Vice President, Chief Communications Officer at 269-385-2600 or kim.montagnino@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Net sales	$6,589	$6,022	9.4%	$12,609	$11,888	6.1%
Cost of sales	2,091	2,181	(4.1)	4,301	4,303	—
Gross profit	$4,498	$3,841	17.1%	$8,308	$7,585	9.5%
% of sales	68.3%	63.8%		65.9%	63.8%
Research, development and engineering expenses	434	407	6.6	847	812	4.3
Selling, general and administrative expenses	2,229	2,079	7.2	4,510	4,379	3.0
Amortization of intangible assets	175	187	(6.4)	355	354	0.3
Goodwill and other impairments	1	55	nm	1	90	nm
Total operating expenses	$2,839	$2,728	4.1%	$5,713	$5,635	1.4%
Operating income	$1,659	$1,113	49.1%	$2,595	$1,950	33.1%
% of sales	25.2%	18.5%		20.6%	16.4%
Other income (expense), net	(95)	(97)	(2.1)%	(181)	(170)	6.5
Earnings before income taxes	$1,564	$1,016	53.9%	$2,414	$1,780	35.6%
Income taxes	288	132	118.2	393	242	62.4
Net earnings	$1,276	$884	44.3%	$2,021	$1,538	31.4%
Net earnings per share of common stock:
Basic	$3.32	$2.32	43.1%	$5.27	$4.03	30.8%
Diluted	$3.30	$2.29	44.1%	$5.23	$3.98	31.4%
Weighted-average shares outstanding (in millions):
Basic	383.5	382.2		383.2	382.0
Diluted	386.0	386.4		386.2	386.4

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30	December 31
	2026	2025
Assets
Cash and cash equivalents	$3,391	$4,011
Marketable securities	85	89
Accounts receivable, net	3,743	4,039
Inventories	5,521	5,310
Prepaid expenses and other current assets	1,678	1,306
Total current assets	$14,418	$14,755
Property, plant and equipment, net	3,958	3,876
Goodwill and other intangibles, net	25,326	24,972
Noncurrent deferred income tax assets	994	1,098
Other noncurrent assets	3,234	3,143
Total assets	$47,930	$47,844
Liabilities and shareholders' equity
Current liabilities	$6,684	$7,794
Long-term debt, excluding current maturities	14,192	14,859
Income taxes	406	402
Other noncurrent liabilities	2,660	2,369
Shareholders' equity	23,988	22,420
Total liabilities and shareholders' equity	$47,930	$47,844

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	2026	2025
Operating activities
Net earnings	$2,021	$1,538
Depreciation	241	214
Amortization of intangible assets	355	354
Changes in operating assets, liabilities, income taxes payable and other, net	(775)	(745)
Net cash provided by operating activities	$1,842	$1,361
Investing activities
Acquisitions, net of cash acquired	$(459)	$(4,814)
Proceeds/(Purchases) of short-term investments	—	750
Purchases of property, plant and equipment	(368)	(306)
Other investing, net	3	130
Net cash used in investing activities	$(824)	$(4,240)
Financing activities
Borrowings (payments) of debt, net	$(750)	$2,331
Payments of dividends	(674)	(641)
Other financing, net	(181)	(145)
Net cash provided by (used in) financing activities	$(1,605)	$1,545
Effect of exchange rate changes on cash and cash equivalents	(33)	57
Change in cash and cash equivalents	$(620)	$(1,277)

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2026	2025	As Reported	Constant Currency	2026	2025	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments
United States	$840	$776	8.4%	8.4%	$1,606	$1,478	8.7%	8.7%
International	163	142	13.9	12.3	317	278	13.9	9.6
Total	$1,003	$918	9.3%	9.0%	$1,923	$1,756	9.6%	8.9%
Endoscopy
United States	$819	$742	10.2%	10.2%	$1,520	$1,452	4.6%	4.6%
International	185	157	18.8	16.5	352	314	12.4	8.1
Total	$1,004	$899	11.7%	11.3%	$1,872	$1,766	6.0%	5.3%
Medical
United States	$945	$840	12.6%	12.6%	$1,692	$1,642	3.1%	3.1%
International	177	150	17.9	15.0	332	293	13.2	8.1
Total	$1,122	$990	13.4%	13.0%	$2,024	$1,935	4.6%	3.9%
Vascular
United States	$250	$268	(6.7)%	(6.7)%	$530	$471	12.5%	12.5%
International	246	230	6.3	4.0	483	433	11.3	7.1
Total	$496	$498	(0.7)%	(1.8)%	$1,013	$904	11.9%	9.9%
MedSurg and Neurotechnology
United States	$2,854	$2,626	8.7%	8.7%	$5,348	$5,043	6.1%	6.1%
International	771	679	13.3	11.1	1,484	1,318	12.5	8.1
Total	$3,625	$3,305	9.7%	9.2%	$6,832	$6,361	7.4%	6.5%

Orthopaedics:
Knees
United States	$488	$460	6.2%	6.2%	$960	$924	3.8%	3.8%
International	205	180	14.0	12.4	403	355	13.7	9.2
Total	$693	$640	8.4%	8.0%	$1,363	$1,279	6.6%	5.3%
Hips
United States	$296	$283	4.9%	4.9%	$572	$552	3.6%	3.6%
International	183	183	—	(0.8)	367	357	2.9	(0.6)
Total	$479	$466	2.9%	2.6%	$939	$909	3.3%	1.9%
Trauma and Extremities
United States	$791	$702	12.5%	12.5%	$1,558	$1,415	10.1%	10.1%
International	281	255	10.3	8.5	549	487	12.7	7.7
Total	$1,072	$957	11.9%	11.5%	$2,107	$1,902	10.7%	9.4%
Ortho Tech
United States	$530	$483	9.5%	9.5%	$997	$942	5.8%	5.8%
International	187	166	12.8	11.8	366	324	12.9	9.2
Total	$717	$649	10.3%	10.0%	$1,363	$1,266	7.6%	6.7%
	$2,961	$2,712	9.2%	8.8%	$5,772	$5,356	7.7%	6.5%
Spinal Implants
United States	$—	$—	(100.0)%	(100.0)%	$—	$118	(100.0)%	(100.0)%
International	3	5	(36.7)	(40.9)	5	53	(90.2)	(91.2)
Total	$3	$5	(36.7)%	(40.9)%	$5	$171	(96.9)%	(97.1)%
Orthopaedics
United States	$2,105	$1,928	9.1%	9.1%	$4,087	$3,951	3.4%	3.4%
International	859	789	8.9	7.6	1,690	1,576	7.2	3.0
Total	$2,964	$2,717	9.1%	8.7%	$5,777	$5,527	4.5%	3.3%

Geographic:
United States	$4,959	$4,554	8.9%	8.9%	$9,435	$8,994	4.9%	4.9%
International	1,630	1,468	11.0	9.2	3,174	2,894	9.7	5.3
Total	$6,589	$6,022	9.4%	9.0%	$12,609	$11,888	6.1%	5.0%
Note: In the first quarter 2026 we announced a change in our organizational structure. Our new Ortho Tech business combines the orthopaedic instruments portfolio (Orthopaedic Instruments) from Instruments with Other Orthopaedics. In addition, Neuro Cranial and the spine enabling technologies portfolio (Enabling Technologies) from Other Orthopaedics were combined with the remaining Instruments business to align with our internal reporting structure. Ortho Tech includes sales related to Orthopaedic Instruments of $523 and $501 and Other Orthopaedics of $194 and $148 for the three months 2026 and 2025. For the six months 2026 and 2025 Ortho Tech includes sales related to Orthopaedic Instruments of $1,012 and $985 and Other Orthopaedics of $351 and $281. Instruments includes sales related to Neuro Cranial of $681 and $616 and Enabling Technologies of $28 and $34 for the three months 2026 and 2025. For the six months 2026 and 2025 Instruments includes sales related to Neuro Cranial of $1,287 and $1,179 and Enabling Technologies of $54 and $63. We have reflected these changes in all historical periods presented.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted income taxes; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rates excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. The income tax effect of each adjustment was determined based on the tax effect of the jurisdiction in which the related pre-tax adjustment was recorded. These adjustments are irregular in timing and may not be indicative of our past and future performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, income taxes, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of adjusted net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2026	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,498	$2,229	$434	$1,659	$(95)	$288	$1,276	18.4%	$3.30
Reported percent net sales	68.3%	33.8%	6.6%	25.2%	(1.4)%	nm	19.4%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	7	(14)	(4)	25	—	3	22	—	0.06
Amortization of purchased intangible assets	—	—	—	175	—	33	142	0.3	0.37
Structural optimization and other special charges (b)	5	(89)	(1)	95	(6)	20	69	0.3	0.18
Goodwill and other impairments (c)	—	—	—	1	—	—	1	—	—
Medical device regulations (d)	—	—	(5)	5	—	1	4	—	0.01
Recall-related matters (e)	(1)	(3)	—	2	—	1	1	—	—
Regulatory and legal matters (f)	—	(3)	—	3	—	—	3	—	—
Tax matters (g)	—	—	—	—	—	(39)	39	(2.5)	0.11
Reversal of 2025 tariffs	(158)	—	—	(158)	—	(25)	(133)	—	(0.34)
Adjusted	$4,351	$2,120	$424	$1,807	$(101)	$282	$1,424	16.5%	$3.69
Adjusted percent net sales	66.0%	32.2%	6.4%	27.4%	(1.5)%	nm	21.6%

Three Months 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,841	$2,079	$407	$1,113	$(97)	$132	$884	13.0%	$2.29
Reported percent net sales	63.8%	34.5%	6.8%	18.5%	(1.6)%	nm	14.7%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	65	—	—	65	—	16	49	0.5	0.12
Other acquisition and integration-related (a)	1	(76)	(1)	78	—	20	58	0.7	0.15
Amortization of purchased intangible assets	—	—	—	187	—	39	148	1.0	0.37
Structural optimization and other special charges (b)	6	(2)	(3)	11	(9)	(2)	4	(0.2)	0.01
Goodwill and other impairments (c)	—	—	—	55	—	22	33	1.2	0.10
Medical device regulations (d)	—	—	(7)	7	—	1	6	0.1	0.02
Recall-related matters (e)	21	(1)	—	22	—	1	21	(0.3)	0.06
Regulatory and legal matters (f)	—	(7)	—	7	—	1	6	0.1	0.01
Tax matters (g)	—	—	—	—	—	(2)	2	(0.2)	—
Adjusted	$3,934	$1,993	$396	$1,545	$(106)	$228	$1,211	15.9%	$3.13
Adjusted percent net sales	65.4%	33.1%	6.6%	25.7%	(1.8)%	nm	20.1%
nm - not meaningful
(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Three Months
	2026	2025
Termination of sales relationships	$6	$—
Employee retention and workforce reductions	(3)	29
Changes in the fair value of contingent consideration	6	3
Manufacturing integration costs	5	3
Other integration-related activities (e.g., deal costs and legal entity rationalization)	11	43
Adjustments to Operating Income	$25	$78
Adjustments to Income Taxes	$3	$20
Adjustments to Net Earnings	$22	$58

(b) Structural optimization and other special charges represent the costs associated with:

	Three Months
	2026	2025
Employee retention and workforce reductions	$6	$5
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	4	7
Product line exits	9	(10)
Termination of sales relationships in certain countries	6	(3)
Other charges	70	12
Adjustments to Operating Income	$95	$11
Adjustments to Other Income (Expense), Net	$(6)	$(9)
Adjustments to Income Taxes	$20	$(2)
Adjustments to Net Earnings	$69	$4

(c) Goodwill and other impairments represent the costs associated with:

	Three Months
	2026	2025
Certain long-lived and intangible asset write-offs and impairments	$—	$52
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	1	3
Adjustments to Operating Income	$1	$55
Adjustments to Income Taxes	$—	$22
Adjustments to Net Earnings	$1	$33

(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.

(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Three Months
	2026	2025
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(55)	$(45)
Other tax matters	16	43
Adjustments to Income Taxes	$(39)	$(2)
Adjustments to Other Income (Expense), Net	$—	$—
Adjustments to Net Earnings	$39	$2

Six Months 2026	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$8,308	$4,510	$847	$2,595	$(181)	$393	$2,021	16.3%	$5.23
Reported percent net sales	65.9%	35.8%	6.7%	20.6%	(1.4)%	nm	16.0%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	9	(27)	(8)	44	—	7	37	—	0.10
Amortization of purchased intangible assets	—	—	—	355	—	63	292	0.3	0.75
Structural optimization and other special charges (b)	19	(193)	(1)	213	(17)	45	151	0.6	0.39
Goodwill and other impairments (c)	—	—	—	1	—	—	1	—	—
Medical device regulations (d)	—	—	(10)	10	—	2	8	—	0.02
Recall-related matters (e)	—	(12)	—	12	—	3	9	—	0.02
Regulatory and legal matters (f)	—	(6)	—	6	—	1	5	—	0.01
Tax matters (g)	—	—	—	—	—	(37)	37	(1.5)	0.11
Reversal of 2025 tariffs	(158)	—	—	(158)	—	(25)	(133)	—	(0.34)
Adjusted	$8,178	$4,272	$828	$3,078	$(198)	$452	$2,428	15.7%	$6.29
Adjusted percent net sales	64.9%	33.9%	6.6%	24.4%	(1.6)%	nm	19.3%

Six Months 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$7,585	$4,379	$812	$1,950	$(170)	$242	$1,538	13.6%	$3.98
Reported percent net sales	63.8%	36.8%	6.8%	16.4%	(1.4)%	nm	12.9%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	99	—	—	99	—	24	75	0.5	0.19
Other acquisition and integration-related (a)	14	(247)	(2)	263	—	26	237	(0.7)	0.62
Amortization of purchased intangible assets	—	—	—	354	—	73	281	1.1	0.72
Structural optimization and other special charges (b)	28	(21)	(3)	52	(9)	12	31	0.3	0.08
Goodwill and other impairments (c)	—	—	—	90	—	31	59	1.0	0.16
Medical device regulations (d)	1	—	(18)	19	—	4	15	0.1	0.04
Recall-related matters (e)	52	(3)	—	55	—	9	46	0.1	0.12
Regulatory and legal matters (f)	—	(7)	—	7	—	2	5	0.1	0.01
Tax matters (g)	—	—	—	—	—	(21)	21	(1.2)	0.05
Adjusted	$7,779	$4,101	$789	$2,889	$(179)	$402	$2,308	14.9%	$5.97
Adjusted percent net sales	65.4%	34.5%	6.6%	24.3%	(1.5)%	nm	19.4%
(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Six Months
	2026	2025
Termination of sales relationships	$6	$—
Employee retention and workforce reductions	—	45
Changes in the fair value of contingent consideration	9	1
Manufacturing integration costs	10	7
Stock compensation payments upon a change in control	—	139
Other integration-related activities (e.g., deal costs and legal entity rationalization)	19	71
Adjustments to Operating Income	$44	$263
Adjustments to Income Taxes	$7	$26
Adjustments to Net Earnings	$37	$237

(b) Structural optimization and other special charges represent the costs associated with:

	Six Months
	2026	2025
Employee retention and workforce reductions	$13	$38
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	9	12
Product line exits (e.g., inventory, long-lived asset and specifically-identified intangible asset write-offs)	11	(7)
Termination of sales relationships in certain countries	87	(4)
Other charges	93	13
Adjustments to Operating Income	$213	$52
Adjustments to Other Income (Expense), Net	$(17)	$(9)
Adjustments to Income Taxes	$45	$12
Adjustments to Net Earnings	$151	$31

(c) Goodwill and other impairments represent the costs associated with:

	Six Months
	2026	2025
Certain long-lived and intangible asset write-offs and impairments	$—	$86
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	1	4
Adjustments to Operating Income	$1	$90
Adjustments to Income Taxes	$—	$31
Adjustments to Net Earnings	$1	$59
(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Six Months
	2026	2025
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(75)	$(92)
Other tax matters	38	71
Adjustments to Income Taxes	$(37)	$(21)
Adjustments to Other Income (Expense), Net	$—	$—
Adjustments to Net Earnings	$37	$21